                                                                    EXHIBIT 10.8

                              OBJECT DESIGN, INC.

                         VALUE ADDED RESELLER AGREEMENT
                         ------------------------------
                        Agreement Number:  AND032896-01V
                        --------------------------------

          This Agreement is made as of the 29th day of April, 1996 by and between OBJECT DESIGN, INC., a Delaware corporation ("ODI") and ANDROMEDIA, INC., a ____________ corporation ("VAR") whereby the parties agree as follows:

          1.  DEFINITIONS

          1.1 "Application Programs" shall mean the software programs that VAR develops using the Programs in accordance with the Documentation.

          1.2 "Current Release" shall mean a new version of a Program which is made generally available to ODI's customers.

          1.3  "Customer" shall mean a sublicensee of one or more   Application
Programs.

          1.4 "Development Tools" shall mean the Program(s) that assist VAR in the development of Application Program(s) hereunder.

          1.5 "Documentation" shall mean the instructional and operational manuals generally provided with the software Programs and specified in ODI's Price List.

          1.6  "Guaranteed Fees" shall have the meaning set forth in Schedule 2.
                                                                     ----------

          1.7 "Programs" shall mean computer software identified in the Order Supplement attached hereto as Schedule 1 in machine readable object code, plus
                              ----------
Documentation, and all Current Releases and Updates thereof furnished to VAR. Additional software programs may be made available from time to time at ODI's discretion. Such additional software programs will be deemed "Programs" subject to the terms and conditions of this Agreement upon ODI's acceptance of an Order Supplement identifying such software programs. "Programs" shall include all Runtime Programs and Development Tools.

          1.8 "Proprietary Material" shall mean the Programs, related documentation, and all parts, copies and modifications thereof, and any other information, in whatever form, received by one party from the other which is identified as being proprietary or confidential; provided, however, such information shall not be deemed Proprietary Material if it (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by die other party from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

          1.9 "Runtime Programs" shall mean the Programs or portions of Programs that are accessible by operation of the Application Programs. Runtime Programs shall not include (i) and portion of the Development Tools, and (ii) any features of the Programs which permit the development of Application Programs.

          1.10 "Sub-Distributor' shall refer to a party which has an agreement with VAR to distribute Application Programs to Customers in accordance with the terms of this Agreement.

          1.11 "Territory" shall mean the geographic area, subject matter, or other field of use limitation which VAR has been licensed to use the Programs, as set forth in the Order Supplement.

          1.12 Updates" shall mean error corrections, modifications, and updates to the Programs that ODI furnishes to its technical support customers.

     2.  GRANT OF LICENSES

          2.1 ODI hereby grants to VAR, and VAR hereby accepts, the following non-exclusive and non-transferable licenses, subject to the terms and conditions. of this Agreement:

               (a) A license to operate the Programs in the Territory, in accordance with the Documentation for the purposes of VAR's development and internal use of Application Programs, and provision of support services to Customers.

               (b) A license to market, distribute and sublicense the Runtime Programs identified in Schedule 2, as part of and embedded in Application
                       ----------
Programs, on all ODI then-currently supported hardware platforms, provided that, prior to or upon delivery of an Application Program to a Customer, VAR shall enter into a binding license agreement with the Customer, which agreement shall substantially conform to the provisions set forth in Schedule 3.
                                                     ----------

Notwithstanding the foregoing, VAR and Sub-Distributors may sublicense the Runtime Programs to Customers under a shrink-wrap form of agreement which incorporates substantially similar terms set forth in. Schedule 3 provided VAR
                                                       -----------
indemnify and hold harmless ODI from all claims, demands, costs and liabilities arising out of or related to the unenforceability of such agreements.

               (c) A license to copy the Runtime Programs and related portions of the Documentation in conjunction with copying Application Programs for the purposes of distributing and sublicensing the Application Programs pursuant to
2.1 (b), above.

               (d) A license to operate the Runtime Programs for the purpose of demonstrating the operation and capabilities of the Application Programs to prospective Sub-Distributors and Customers.

               (e) VAR may grant to a Customer an Application Program temporary trial sublicense at no charge, provided that: (i) the Customer enters into a sublicense agreement in accordance with Section 2.1(b) hereof; (ii) at any one time, the total trial sublicenses shall not exceed 50; (iii) each trial sublicense shall be for a period not to exceed sixty days; and (iv) VAR shall pay to ODI a sublicense fee as described in Schedule 2 hereto for each copy of
                                            ----------
an Application Program that a trial sublicense Customer retains for longer than sixty days.

          2.2 If VAR grants an Application Program license to the United States Government or an agency thereof, VAR shall comply with the provisions of

Schedule 4 hereto.
----------

          2.3 The licenses granted herein do not include the right to distribute or sublicense Runtime Programs separate or apart from Application Programs, to modify, enhance, translate or create any works derivative of the Programs other than Application Programs, or to permit any other person to have access to the Programs by any means other than sublicensing Application Programs in accordance with Sections 21(b) and 2.4 hereof.

          2.4 Subject to the terms and conditions of this Agreement, VAR may appoint Sub-Distributors for the sublicense of the Application Programs pursuant to the terms of Section. 2. 1 (b) hereof, provided that each Sub-Distributor shall be bound by agreement with VAR that (i) protects the confidentiality of, and ODI's proprietary rights in, the Proprietary Material to the same extent as provided herein and (ii) limits the liability of ODI to the same extent as provided herein. VAR shall remain directly liable to ODI for any breach by a Sub-Distributor of such agreement.

     3.  VAR's OBLIGATIONS

          3.1 VAR shall, at its own expense, promote, publicize and market the Application Programs.

          3.2 When delivery by VAR of a copy of a Runtime Program to a Sub-Distributor. or Customer is authorized hereunder, VAR may copy. the Runtime Program as part of the Application Program, provided that VAR shall (i) include on each copy of the Application Program and on each copy of its related documentation provided to a Sub-Distributor or Customer, a copyright notice appropriate to each country where it distributes the Application Program, and
(ii) not remove from any such copy of the Runtime Programs any ODI copyright and proprietary rights notices.

          3.3 VAR shall enforce the obligations of each Sub-Distributor under the agreement described in Section 2.4 hereof and each Customer under the agreement described in Section 2.1(b) hereof, and shall promptly report to ODI any breach of such a Sub-Distributor or Customer agreement that arises out of or relates to the confidentiality of, or ODI's proprietary rights in, the Proprietary Materials or the limitation of ODI's liability.

          3.4 Beginning at the end of the first quarter of this Agreement, within thirty (30) days of the end of each calendar quarter, VAR will report to ODI the number of copies of royalty bearing Application Programs made by VAR and distributed during such quarter by either itself or a SubDistributor who shall be identified by name and address, the aggregate Sublicense Fees owing thereon, and the amount of pre-paid Sublicense Fees credited against this amount.

          3.5 For the term of this Agreement and one year thereafter, ODI shall have the right, at its own expense and under reasonable conditions of time and place, to from time to time, but not more than two (2) times on an annual basis, have a mutually agreed to independent auditor audit and copy all records of VAR and its Sub-Distributors relating to any of VAR's obligations under this Agreement. In the event any such audit discloses any breach of this Agreement by VAR or its

Sub-Distributors, employees or agents, and/or any failure by VAR to pay license fees which aggregate five (5) percent or more for the relevant period, VAR shall, in addition to such other rights and remedies as may be available to ODI as the result of such breach, pay to ODI the full cost of such audit and copying. ODI shall use such information only to verify and enforce VAR's compliance with the terms of this Agreement, to comply with any governmental reporting requirement or for such other purposes as required by law.

     4.  ODI'S OBLIGATIONS

          4.1 ODI shall provide to VAR the number of copies of Programs indicated in Schedule 1 in object code form for use by VAR in accordance with
             ----------
Section 21(a) hereof. In lieu of delivering the number of copies of any Program designated in the relevant Order Supplement, ODI authorizes VAR to perform its own replication of -such designated number of copies of such Program, provided all copyright and other proprietary rights notices are properly reproduced on such copies of the Program.

          4.2 ODI will provide VAR with any level of technical support that ODI generally offers pursuant to its then-current standard Support Policies and applicable price list. Such support may include different combinations of hot line telephone and electronic support to VAR's primary support, Updates, extended hour support, and runtime database administration.

          4.3 ODI will provide training in the installation, use and application of each Program, either at ODI's premises or at VAR's premises, as the parties shall agree, and in accordance with ODI's then-current price list. Additional training may be obtained and will be provided by ODI at a daily charge to VAR based on ODI's then current training rates. Training Units provided for Supported Programs pursuant to ODI's then-current price list and reflected in the relevant Order Supplement, are valid for one year from the Commencement Date.

          4.4 ODI will provide consulting services ordered by VAR in accordance with ODI's then-current price list.

          4.5 ODI may from time to tine and in its sole discretion release a Current Release. ODI may cease to provide Updates or otherwise maintain or service the prior version 365 days after such release, in accordance with ODI's then-current Software Support Policy.

     5.  PAYMENT OF FEES

          5.1  License Fees: VAR shall pay to ODI a nonrefundable license fee
               ------------
and maintenance fee as set forth in Schedule 1 hereto for the license granted in
                                    --------
Section 2.1(a) hereof. These fees are due and payable within thirty days after execution of this Agreement. Thereafter, maintenance fees for the Programs subject to the license granted in Section 2.1(a) will be invoiced by ODI annually and such maintenance fees shall be due and payable within thirty days after the date of ODI's invoice.

          5.2  Sublicense Fees: (a) VAR shall pay to ODI the Guaranteed Fees and
               ---------------
thereafter, the applicable sublicense fees for each copy of an Application Program delivered to a

Sub-Distributor or a Customer pursuant to the license granted in Section 2.1(b), as set forth in Schedule 2, provided that VAR shall not be obligated to pay a
                ----------
sublicense fee for:

                   (i) A copy of an Application Program delivered to a Customer as an update to a prior release of the Application Program for which VAR has paid a sublicense fee to ODI;

                   (ii) A copy of an Application Program delivered pursuant to a trial license, unless payment of a fee is required by Section 3.1(e) hereof; or

                   (iii) A copy of an Application Program delivered for back-up or archival purposes to a Customer, provided that the Customer is charged no more than a nominal amount in excess of the cost of the media, packaging. shipping and handling for such copy and VAR has paid the applicable fees for all other copies of the Application Program delivered to such Customer.

              (b) VAR shall also pay to ODI nonrefundable annual maintenance fees as set forth in Schedule 2 hereto for Application Programs delivered to
                     ----------
Sub-Distributors and Customers. These fees will be invoiced by ODI annually and shall be due and payable within thirty days after the date of ODI's invoice.

          5.3 ODI shall have no obligation to refund to VAR any fees for Programs, except for fees for Programs returned by VAR in accordance with
Section 6 hereof.

          5.4 Payment for on-site installation of the Programs, training, and consulting is payable within thirty days after the date of ODI's invoice. VAR shall reimburse ODI for reasonable food, lodging. travel, and incidental expenses incurred by ODI's employees in conjunction with any on-site services ordered by VAR. If such services are performed at ODI's premises, such expenses incurred by VAR's employees shall be borne by VAR.

          5.5 VAR shall, and shall cause its Sub-Distributors to, pay all import duties, levies or imposts, and all sales, use, value added, foreign withholding, or other taxes assessed upon any Programs, Application Programs or other products or services ordered by VAR from ODI and sublicensed by VAR or its Sub-Distributors, excluding taxes based on ODI's net income, so that ODI shall receive all amounts due hereunder without deduction.

          5.6 At ODI's option, VAR shall pay to ODI interest on any amount payable to ODI hereunder which is not paid when due at a rate of one percent (1%) compounded monthly. All payments to ODI hereunder shall be paid in U.S. dollars. All shipments to VAR hereunder shall be F.O.B. ODI's facility and all costs for shipping and insurance shall be paid for by VAR.

     6.  WARRANTY

          6.1 Subject to the other provisions of this Section 6, ODI warrants that (a) for a period of one year from delivery of the Programs other than the Development Tools, such Programs will function substantially in the manner described in the applicable Documentation; and (b) for a period of ninety days from delivery of the Development Tools, the Development Tools will function substantially in the manner described in the applicable Documentation.

          VAR's sole remedy under this warranty shall be, at ODI's option in each case,

              (a) to use reasonable efforts to correct any substantial non-conformity to such specifications in the Program; or

              (b) to return the license fee paid by VAR for the applicable copy of the Program, which shall terminate the license granted for such copy and obligate the Customer to return or destroy such copy.

          6.2 ODI shall have no liability under the foregoing warranty to anyone other than VAR or to the extent that

              (a) VAR has failed to report in writing any defect claimed to be a breach of warranty within the warranty period;

              (b) the Program has been misused or exposed to environmental or operating conditions other than those specified by ODI;

              (c) the Program has been damaged, altered by accident, neglect, misuse or other abuse;

              (d) the claimed defect has been caused, in whole or in part, by a person or persons other than ODI, or by the Application Program developed by VAR or other products or equipment not manufactured or developed by ODI; or

              (e) the claimed defect is in a version of the Program which has been superseded and which does not appear in the Current Release.

          6.3 Portions of the Programs are derived from third-party software and no such third party warrants the Programs, assumes any liability regarding the use of the Programs, or undertakes to furnish any support or information relating to the Programs.

          6.4 ODI warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for ninety days from the effective date of this Agreement. During the ninety-day period, VAR may return defective media to ODI and it will be replaced without charge. Replacement of media shall be VAR's sole remedy in the event of a media defect.

          6.5 ODI warrants that its Technical Support and consulting services will be performed in a workmanlike manner. This warranty shall be valid for ninety-days from completion of service. If ODI is unable to perform the services as warranted, VAR shall be entitled to reperformance of services subject only to reasonable travel and living expenses. Re-performance of services shall be VAR's sole remedies in the event of a defect.

          6.6 THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 6 ARE THE ONLY WARRANTIES MADE BY ODI WITH RESPECT TO THE PROGRAMS AND ANY SERVICES PROVIDED BY ODI. ODI MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY CUSTOM OR TRADE USAGE, AND, SPECIFICALLY, MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ODI'S EXPRESS WARRANTIES SHALL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY, AND NO OTHER OBLIGATION OR LIABILITY SHALL ARISE OUT OF, ODI RENDERING TECHNICAL OR OTHER ADVICE OR SERVICE IN CONNECTION WITH THE PROGRAMS.

          6.7 VAR and its Sub-Distributors shall make no representation or warranty concerning the quality, performance or other characteristics of the Runtime Programs as embedded in the Application Programs other than those which are consistent in all respects with, and do not expand the scope of, the warranties of ODI set forth in this Agreement.

     7.  LIMITATION OF LIABILITY

          7.1 ODI's and its licensors' collective liability, whether in contract, tort, or otherwise, arising out of or in connection with the Programs or this Agreement shall not exceed the amounts paid to ODI by VAR for the applicable copy of the Program that gave rise to any claim. ODI's licensors are intended beneficiaries of this limitation. In no event shall ODI be liable for VAR's use of ODI's trademarks.

The foregoing limitation of liability under this Section 7.1 shall not apply to a breach of ODI's obligations as set forth in Section 8.

          7.2 IN NO EVENT SHALL EITHER PARTY OR ITS LICENSORS BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR TORT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. THE PERFORMANCE OF THE PROGRAMS OR ODI'S PERFORMANCE OF SERVICES OR OF ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT OR THE PROGRAMS, WHETHER OR NOT ODI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The foregoing limitation of liability under this Section 7.2 shall not apply to a breach of the parties' obligations as set forth in Sections 2, 3.2, 3.3, 4.1, 6.7, 8, 9 and 13.6 of this Agreement.

     8.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY

          8.1 ODI shall defend or, at its option, settle, any claim, action or proceeding brought against VAR on grounds (a) that any Program infringes a patent, copyright or trade secret or (b) that ODI does not have the right to grant the licenses granted herein, and shall indemnify VAR against all damages and costs finally awarded against VAR in any such action or proceeding which results from any such claim. ODI shall have no liability under this Section 8 unless VAR (c) promptly notifies ODI in writing of the claim, (d) gives ODI full authority, information and assistance to defend such claim and (e) gives ODI sole control of the defense of such claim and all negotiations for the compromise or settlement thereof. If a Program or any part thereof becomes, or in ODI's opinion is likely to become, the subject of a valid claim of infringement or the like under any patent copyright or trade secret law, ODI shall have the right, at its option and expense, either to obtain for VAR a license permitting the continued use of the Program or such part, to replace or modify it so that it becomes non-infringing, or to refund an amount equal to the depreciated license fee paid by VAR for the Program (calculated on a straight line basis over a five-year life) and to terminate the license therefor. ODI shall have no liability hereunder for any. costs incurred or settlement entered into without its prior written consent. ODI shall have no - liability hereunder with respect to any claim based upon (f) the operation of an Application Program or the combination of the Program with other products not furnished by ODI (g) any addition to or modification to the Program by any person or entity other dm ODI (h) the use of other than a Current Release, or (i) ODI furnishing to VAR any information, data, service and applications assistance, other than the Programs and the printed manuals relating thereto.

          8.2 THE PROVISIONS OF THIS SECTION 8 STATE THE EXCLUSIVE LIABILITY OF ODI AND THE EXCLUSIVE REMEDY OF VAR WITH RESPECT TO ANY CLAIM OF PATENT, COPYRIGHT OR TRADE SECRET INFRINGEMENT BY THE PROGRAMS OR CLAIM THAT ODI LACKS THE RIGHT TO GRANT THE LICENSES GRANTED HEREIN, ANY PART THEREOF OR THE USE THEREOF, AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF NON-INFRINGEMENT, AND INDEMNITIES WITH RESPECT THERETO.

     9.  PROPRIETARY RIGHTS AND PROTECTION OF LICENSED PROGRAMS

          9.1 The parties agree, both during the term of this Agreement and for a period of three years after termination of this Agreement and of all licenses granted hereunder, to hold each other's Proprietary Material in confidence and utilize it only in accordance with the terms of this Agreement. Except as expressly permitted by this Agreement, each party shall limit the use of, and access to, all Proprietary Material of the other party to its employees or agents whose use of or access to is necessary to fulfill the objectives of this Agreement. Each party shall, by all appropriate means, prevent unauthorized disclosure, publication, display or use of any Proprietary Material of the other party. Neither party shall copy any Proprietary Material of the other party without the prior written permission of the other party, and shall reproduce all such notices on. any copies of Proprietary Material which such party is authorized to make. Neither party shall remove any copyright, proprietary rights or confidentiality notice included in or affixed to any Proprietary Material of the other party. Results of benchmark tests run by VAR or Sub-Distributor may not be disclosed unless ODI consents to such disclosure in writing. ODI shall have the right to disclose through publication or otherwise, the existence and general nature of this Agreement.

          9.2 VAR agrees that the Programs are a valuable asset of ODI and its licensors and that ODI and its licensors shall retain all title, copyright, patent and other proprietary rights to all Programs and to all copies thereof.

          9.3 Except as specifically permitted in Section 2.1(b), this Section 9.3, and under Section 4.1, VAR shall not copy any of the Programs without the prior written permission of ODI.

VAR shall have the right to make copies of the object code of the Programs for archive purposes, to replace a defective copy or for program error verification. For each copy of a Program in its possession, VAR shall maintain records identifying the location and specific media and make such records available to ODI during regular business hours upon reasonable notice.

          9.4 VAR shall not alter, modify, adapt or reverse engineer any Program including, without limitation, related documentation, whether by converting, translating, de-compiling, disassembling, creating derivative works, or merging the Program or any part thereof with any other software except as specifically permitted in Section 2.1(a) hereof.

          9.5 VAR shall not affix ODI's trademarks to the Application Programs or other products, and shall not use or adopt ODI's marks or any confusingly similar marks for any other purpose other than to accurately refer to ODI's products.

          9.6 Within five days after the termination or expiration of this Agreement for any reason, each party shall return all Proprietary Material of the other party provided to it hereunder, and all copies thereof in its possession, custody or control, and shall destroy or render unusable all other Proprietary Material of the other party and copies thereof which for any reason cannot be delivered. In such event, an executive officer of such party shall certify in writing to the other that all Proprietary Material of the other party has been returned or destroyed, and VAR shall certify that use of the Programs has been discontinued by VAR. In no event, shall VAR be entitled to any refund or credit against any portion of the license fees by reason of the return or destruction of Programs pursuant to this Section 9.6.

     10.  TERM AND TERMINATION

          10.1 This Agreement shall be effective from the date hereof and shall remain in effect for an initial two year period from the first product shipment date of an Application Program for which VAR receives revenue, but no more than six (6) months after the first shipment date, and unless earlier terminated as provided herein. This Agreement may be renewed for an additional one year period, provided that VAR has met the Guaranteed Fees requirements set forth in
Schedule 2 and the parties first agree in writing to the sublicense fee rate and
----------
Guaranteed Fees requirements for such renewal period.

          10.2  If VAR shall

              (a) disclose, publish, display or otherwise make available any Proprietary Material to any person in violation of Section 9 hereof, or

              (b) materially fail to perform, or be in material breach of, any other of its obligations hereunder and fail to remedy such failure or breach within thirty (30) days after receipt of notice from ODI with respect thereto, then ODI may terminate this Agreement and the licenses granted to VAR and its Sub-Distributors hereunder by giving written notice of termination to VAR, effective immediately upon its sending without need of intervention of any court or other authority.

          10.3 This Agreement shall terminate automatically if VAR is liquidated or dissolved, or suffers a receiver or trustee to be appointed for it, or makes a general assignment for the benefit of its creditors or institutes or has instituted against it any proceedings under any law relating to bankruptcy or relief of debtors.

          10.4 Expiration or termination of this Agreement (a) shall not-relieve either party of any obligation to pay amounts due as a result of transactions occurring prior to such expiration or termination and (b) shall not terminate the Application Program licenses previously granted to Customers in accordance with this Agreement. Following any termination or expiration of this Agreement, VAR shall supply ODI with a complete listing of all Sub-Distributors who have copies of the Runtime Programs. Such listing shall include each Sub-Distributor's name, address, telephone number, customer contact, and the Program, platform operating system and host identification number for each Application Program licensed to each such Sub-Distributor.

          10.5 The parties acknowledge that this Agreement is for a limited period only. The expiration or termination of this Agreement at the end of the original term or any renewal term shall not give rise to the payment of any indemnity, compensation or damages whatsoever by either party to the other.

          10.6 Following expiration of this Agreement, but not termination pursuant to Sections 10.2 or 10.3 hereof, ODI shall grant to VAR a license to use the Programs for internal use and to provide Application Program maintenance services to VAR's Customers, provided that (a) such license shall be subject to the terms and conditions of ODI's then-standard written license agreement for such Programs, (b) VAR shall enter into and execute such agreement, (c) VAR shall pay ODI maintenance fees in accordance with ODI's then-current price list and (d) VAR shall comply with all the other terms of Section 10 hereof.

     11.  INDEMNITY

          VAR agrees to indemnify and hold harmless ODI and its officers, directors, employees and agents, from and against any and all third party claims, demands, costs and liabilities (including all reasonable attorneys' fees) arising out of or related to any representation, action or omission by VAR or a Sub-Distributor inconsistent with the terms of this Agreement, provided that (a) ODI shall notify VAR in writing of such a claim and (b) ODI shall, to the extent reasonable, cooperate with VAR in the defense or settlement of such claim.

     12.  EQUITABLE RELIEF

          The covenants and agreements of VAR in Sections 2.1, 2.4, 3.3 and 9 hereof are of a special and unique character, and VAR acknowledges that money damages alone will not reasonably or -adequately compensate ODI for any breach of such covenants and agreements. Therefore, ODI and VAR expressly agree that in the event of the breach or threatened breach of any such covenants or agreements, in addition to other rights or remedies which ODI may have, at law. in equity, or otherwise, ODI shall be entitled to injunctive or other equitable relief compelling specific performance of, and other compliance with, the terms of such Sections.

     13.  GENERAL PROVISIONS.

          13.1 Entire Agreement: This Agreement, including Schedules 1. 2, 3, and 4 attached hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understandings relating thereto.

          13.2 Non-Waiver and Amendment. No waiver, alteration, modification, or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by both ODI and VAR. The failure of either ODI or VAR at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law, in equity or otherwise.

          13.3 Notices: All notices to be given in connection with this Agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such notice at the address for such party set forth on the signature page hereof. Either party may by such notice to the other change such address.

          13.4 Assignment: This Agreement shall be binding upon, and inure to the benefit of, ODI and VAR and their respective legal representatives, successors and permitted assigns. VAR shall not assign, sublicense or otherwise transfer any of its rights, or delegate any of its duties, hereunder, in whole or in part, except to an entity which has acquired or succeeded to a substantial part of VAR's business and which undertakes in writing to fully perform and discharge VAR's obligations and liabilities hereunder. ODI may assign any of its rights under this Agreement to any person and delegate any of its duties under this Agreement to any person or entity which shall acquire or succeed to any substantial part of ODI's business.

          13.5 Conflict with Statute or Law: In the event that any provisions contained in this Agreement or any part thereof shall for any reason be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, to such extent such provision shall be deemed null and void and severed from this Agreement, and the remainder of this Agreement shall remain in full force and effect. The headings appearing at the beginning of the several sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used in the construction and interpretation of this Agreement.

          13.6 Compliance with Laws: (a) VAR shall comply with all applicable laws, including export controls imposed by the United States Government without limiting the generality of the foregoing, VAR agrees that it shall not export or re-export any Programs or the direct product thereof to any country without first obtaining all necessary and required licenses, consents and approvals. VAR acknowledges that shipments of the Programs are subject to export laws and that such laws could delay or preclude delivery of Programs in the future. VAR shall also comply with the United States Foreign Corrupt Practices Act, and shall indemnify ODI from any failure to comply or violation of such Act. VAR shall, at its sole cost and expense, obtain and maintain in effect all permits, licenses and other consents necessary to the conduct of its activities hereunder.

     (b) If any government approvals or filings of this Agreement or other materials are required to make it effective or to make Odor's rights hereunder enforceable or otherwise to protect ODI's proprietary rights hereunder, or to comply with exchange regulations or other requirements so as to allow payments to ODI in connection with tic licensing of the Application Programs, VAR shall immediately notify ODI and cooperate with ODI to accomplish such required actions. ODI shall have no obligation to export Programs to any country until all such required actions have been accomplished.

          13.7 No Partnership or Agency: The parties agrees that they, and each VAR Sub-Distributor, is an independent contractor and that this Agreement and the relations between ODI and VAR hereby established do not constitute a partnership, joint venture, agency or contract of employment between them, or any other similar relationship.

          13.8 Force Majeure: Neither party shall be liable for any delays in the performance of any of its obligations hereunder due to causes beyond its reasonable control.

          13.9 Survival: The provisions of Sections 4.5, 5, 6, 7, 8, 9, 10, 11, 12, and 13 shall survive the expiration or earlier termination of this Agreement for any reason.

          13.10 Applicable Law: This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, USA without regard to its principles of conflicts of laws or the United Nations Convention on the International Sale of Goods. The English language version of this Agreement shall be the official text hereof, despite translations or interpretation of this Agreement in other languages.

          IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.

ODI:
OBJECT DESIGN, INC.
25 Mall Road
Burlington, MA 01803

By: /s/ Keven F. Colliton
    ---------------------

Title: Controller
       ----------

VAR:
ANDROMEDIA, INC.

By: Kent Godfrey
    ------------

Title: President and CEO
       -----------------

                                  SCHEDULE 1:
                                Order Supplement

                      Object Design, Inc. Order Supplement
                                  25 Mall Road
                             Burlington, MA  61803
           TEL. (617) 674-5391 FAX (617) 674-5491 EMAIL ________.com

Bill-to Address:                                                    Ship-to Address:
Andromedia                                                          Andromedia
1756 Lacassie Avenue                                                1756 Lacassie Avenue
Suite 101                                                           Suite 101
Walnut Creek, California 945594                                     Walnut Creek, California 94594
Contact Name:                    Account Payable                    Contact Name:            Kent Godfrey
TELE:                                                               TELE:
FAX:                                                                FAX:                     510-256-1312
Country:                                                            EMAIL:
Taxable?                Y      N      (Circle one)                  Sales Agent:             0099A/Marsano
(Attach tax exempt certificate)                                     Territory:               3-NCA
Agreement #:                       SHRINK WRAP                      Sales Admin:
Quote Issue Date:                   29-Mar-96                       Host ID:
Quote Exp. Date:                    29-Mar-96                       Customer PO #:

 NUMBER                        DESCRIPTION                             QTY             LIST                      EXTENDED
                                                                                      PRICE
PREPAIDROY           ObjectStore Runtime Licenses                        1               $100,000.00               $100,000.00
OS1000PF             ObjectStore Performance Expert                      1               $  6,000.00               $  6,000.00
MNSID                ObjectStore Standard Maintenance                    1               $  7,649.25               $  7,649.25
                     Includes Hotline Support and Updates for
                     1 Year
ED120                C++ Programming with ObjectStore (4 days)           1               $  1,495.00               $      0.00



                                                                                                                   $113,649.25

Special Instructions: Special payment terms: $32,910.25 payable April 29, 1996;
                                             ---------------------------------
$26,913.00 payable July 19, 1996; $26,913.00 payable October 29, 1996;
--------------------------------------------------------------------------------
$26,913.00 payable January 29, 1997. Prepaid Royalties contingent upon execution
--------------------------------------------------------------------------------
of VAR Agreement # AND032896-01V.
--------------------------------------------------------------------------------

Object Design and the Customer agree that the products listed above are provided by Object Design to the Customer
     subject to the terms and conditions of the above-referenced Agreement.

Customer Acceptance                             Object Design Acceptance

Signature                                       Signature
           ---------------------                          ---------------------

Name       Kent Godfrey                          Name     Kevin F. Colliton
           ---------------------                          ---------------------
Title      President/CEO                         Title    Corporate Controller
           ---------------------                          ---------------------
Date       3/29/96                               Date     3/29/96
           ---------------------                          ---------------------

                                   SCHEDULE 2
                           Deployment & Services Fees

A.   VAR's Guaranteed Fees

     As used in this Schedule 2, the term "sublicense fee" shall mean the royalty payable to ODI for an Application Program licensed to a Customer, the term "development fee shall mean the fee payable to ODI for the license granted under Section 2. 1 (a) and described in Schedule I of this Agreement, and the term "Guaranteed Fees" shall mean total fees (development and sublicense fees) which VAR commits to pay to 0131 hereunder.

     VAR's Guaranteed Fees for the initial one year term are set at $113,649.25, of which $100,000.00 represents prepaid royalties, and are payable as follows:

     $32,910.25 payable April 29, 1996
     $26,913.00 payable July 29, 1996
     $26,913.00 payable October 29, 1996
     $26,913.00 payable January 29, 1997

     One-year Guaranteed Fees are billed annually in advance. For the first commitment year, the first day is the first product shipment date of an Application Program for which VAR receives revenue, but no more than six (6) months after the first shipment date. Guaranteed Fees are non cancelable and the
                                      ------------------------------------------
amount paid is non refundable.
------------------------------

     VAR shall receive a credit equivalent to that portion of the Guaranteed Fees which constitutes the prepaid sublicense fees. The sublicense fees owing to ODI will be taken down quarterly against the prepaid sublicense fees, after which point additional sublicense fees will be due. Accordingly, VAR shall include payment for quarterly sublicense fees due beyond the pre-paid sublicense fees, with each quarterly report of sublicense fees owing for such quarter. In the event VAR has an inventory of pre-paid sublicenses at the end of the initial term of the Agreement, VAR may continue to distribute those. sublicenses in the renewal period without having to pay any further sublicense fees therefor.

B.   Renewal of Guaranteed Fees

     At the conclusion of the initial term of this Agreement, the VAR may renew this Agreement in accordance with Section 10.1 if the VAR commits to the Company's then-current sublicense fees commitment schedule. As a minimum, the annual commitment must be $100,000 with a sublicense fee rate of 7.5%. Upon
                                                                       ----
commencement of the commitment year, the annual Guaranteed Fees commitment may
------------------------------------------------------------------------------
not be changes.
--------------

C.   Sublicense Fee Rate

     The sublicense fee rate used to calculate sublicense fees under Section 6.2 shall be determined under the sublicense fee schedule below.

                          Sublicense Fee Schedule
                     Sublicense           Annual Sublicense
                      Fee Rate               Commitment
                   ----------------       ------------------
                        15.00%              $   50,000
                        7.50%               $  100,000
                        6.50%               $  200,000
                        5.50%               $  375,000
                        4.50%               $  600,000
                        3.50%               $1,000,000
                        2.50%               $1,500,000

     The sublicense fee is calculated by multiplying the fees received by VAR (less taxes, duties and tie like), for the licenses (granted Customers by either the VAR or the Sub-Distributors, or both) for the Application Program, times the applicable sublicense fee rate given above. Sublicense fees charged for the Application Program shall be based upon the VAR's attached price list for the Application Program or the VAR's list price at the VAWs first product shipment date of an Application Program for which VAR receives revenue, but no more than six (6) months after the first shipment date. In establishing the Application Program products and its price list, the VAR shall fairly allocate prices for the Application Program. At no time will the minimum sublicense fee on a per Customer basis be less than $10.00 for the initial two year term of this Agreement. Upon renewal of this Agreement the parties shall mutually agree, in good faith, on a new minimum sublicense fee on a per Customer basis.

     For the initial commitment, the Sublicense fee rate used to calculate Sublicense fees under section 5.2 shall be 7.5% for a period of one year commencing upon VAR's first product shipment date of an Application Program for which VAR receives revenue, but no more than six (6) months after the first shipment date of an Application Program.

     In the event VAR charges no fee to a Customer for the Andromedia Activity Accounting Server, ODI shall not charge any royalty for Runtime Programs for such free-of-charge Application Program for such Customer.

D.   Sublicense Fee Rate Adjustment

     If the fees paid by the VAR exceed the Guaranteed Fees in a given year and raise to the level of the next annual sublicense commitment, the sublicense fee rate will be lowered to the next sublicense fee rate level for subsequent sales in that year. For example, if VAR commits to fees in year 1 of $200,000 and has paid $375,000 in fees in that year, the sublicense fee rate wilt drop from 6.5% to 5.5% for subsequent sales in that year.

E.   Maintenance Fees for Runtime Programs

     VAR shall pay ODI maintenance royalties on the Runtime Programs embedded in each copy of an Application Program. Maintenance fees shall be due as follows:

     Year one maintenance fees shall be calculated based upon the sublicense fees owing, not including the pre-paid sublicense fees, for year one times the maintenance rate of 15% for those customers who subscribe to VAR's maintenance service and have paid maintenance fees.

Maintenance fees for year one and each subsequent year shall be due within dirty days of the anniversary date of the first product shipment date of an Application Program for which VAR receives revenue, but no more than six (6) months after the first shipment date. The maintenance fees for the second and each consecutive year shall be determined by multiplying cumulative sublicense fee royalties paid from the effective date of this Agreement times the maintenance rate of 15% for those customers who subscribe to VAR's maintenance service and have paid maintenance fees.

     For example, assuming cumulative royalties paid for sales of the Application Packages to customers who have paid for maintenance are $150,000; maintenance royalties due ODI would be 15% times $150,000, the VAR would owe ODI a maintenance royalty of (15% X $150,000) $22,500 for the following year.

                                  SCHEDULE 3:
                       SUBLICENSING TERMS AND CONDITIONS

     Prior to or upon delivery of an Application Program to a Customer, VAR or a Sub-Distributor shall enter into a binding agreement with the Customer to sublicense the Runtime Program embedded in the Application Program which is substantially based upon the following terms:

     (i)    the sublicense shall be non-exclusive, personal and nontransferable;

     (ii) each sublicense of the Runtime Program shall be for use on a single designated CPU or CPUs in the event that Customer purchases a concurrent use license whereby the total number of CPUs may not exceed the number of authorized simultaneous users for which the Customer has paid a license fee and shall only be used for the Customer's own internal business purposes;

     (iii) the Customer shall not make copies of die Runtime Program except for use on the designated CPU or CPUs in accordance with (ii), above, or for backup or archival purposes which shall be subject to the provisions of the sublicense, and all titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies;

     (iv) the Customer shall not transfer the Runtime Program to, or access the Runtime Program from, a CPU other than the designated CPU or CPUs in accordance with (ii); or transfer the Runtime Program to anyone other than an authorized licensee of the Application;

     (v) the Customer shall not disclose the Runtime Program to other persons or permit other persons to have access to the Runtime Program;

     (vi) the Customer shall not modify, enhance or create works derivative of the Runtime Program or decompile, disassemble or otherwise attempt to access die source code of the Program; provided, however, that if the Customer is located in a member nation of the European Community, the agreement with the Customer may permit limited reverse-engineering, but only to the extent required by the EC Software Directive;

     (vii) ODI's liability shall be limited at least to the extent provided in this Agreement;

     (viii) The Application Program is derived from third-party software and no such third party warrants the Application Program, assumes any liability regarding use of the Application Program or undertakes to furnish to the Customer any support or information relating to the Application Program;

     (ix) the Runtime Program is confidential and proprietary to VAR and its licensors, and VAR and its licensors retain all tide, copyrights, patent rights and other proprietary rights to the Runtime Program and all copies thereof,

     (x) in the event the sublicense of the Runtime Program is terminated for whatever reason or expires, Customer must cease use and return to VAR or destroy the Runtime Programs and any copies thereof;

     (xi) the Customer shall not export the Application or the direct product thereof without first obtaining the appropriate US or other governmental licenses and approvals; and

     (xii) the sublicense agreement is entered into for the benefit of VAR and its licensors, and all rights granted to VAR and all obligations owed to VAR thereunder, to the extent they involve the rights of VAR's licensors, shall be enforceable by such licensors.

                                  SCHEDULE 4:
                        FEDERAL GOVERNMENT SUBLICENSES

     1. Each Runtime Program sublicense VAR grants to the United States government or an agency thereof on or before January 1, 1996, must be subject to a written agreement that includes a provision that is substantially identical to the following: "If you are an entity of the U.S. Government you agree that the Programs are Commercial Computer Software, as defined in the Federal Acquisition Regulations and Department of Defense FAR Supplement, and is delivered with only those rights set forth in this Agreement."

     2A. Each Runtime Program sublicense VAR grants to the United States government or an agency thereof under a government contract which includes FAR 52.227-4, DFARS 252.227-7013, or NASA FAR Supplement clause 18-52.22-86, must be subject to a written agreement that includes a provision that is substantially identical to the following:

          (i) Customer hereby acknowledges that (a) the Runtime Program was developed exclusively at private expense, (b) the Runtime Program in all respects is proprietary data belonging solely to Object Design, Inc., (c) the Runtime Program is not in the public domain, and (iv) the Runtime Program is "commercial computer software" as defined in DFAR 252.227-7013 and "restricted computer software" as defined in FAR 52.227-19.

          (ii) If Customer is a unit of the Department of Defense, Customer hereby acknowledges that the Runtime Program is provided to the Customer with only those minimum "Restricted Rights" set forth at DFAR 252.227-7013(c)(l)(ii)(48 CFR) and that all other technical data, including without limitation documentation, are provided to Customer subject to "Limited Rights" as defined. in DFAR 252.227-7013 (48 CFR).

          (iii) If Customer is a unit of a government agency other than the Department of Defense, Customer hereby acknowledges that the Runtime Program and all related documentation are provided to the Customer with the rights applicable to restricted computer software as set forth in subparagraphs (c)(1) & (2) of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19 (48 CFR).

          (iv) Customer agrees that it will not remove or permit to be removed the following legend, which is printed on the Runtime Program and documentation:

          RESTRICTED RIGHTS LEGEND - Use, duplication, or disclosure by the Government. is subject to restrictions as set forth in subparagraphs (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013 (48
CFR).

               Contractor/Manufacturer:  Object Design, Inc.,
               Address:                  25 Mall Road
                                         Burlington, MA 01803

          (v) Customer hereby acknowledges receipt of the following notice:

          NOTICE - Notwithstanding any other lease or license arrangement that may pertain to, or accompany the delivery of, this restricted computer software, the rights of the government regarding its use, reproduction and disclosure are as set forth in subparagraphs (c)(1) & (2) of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19.

     B. With respect to the Runtime Program and documentation that are sublicensed. to U.S. government agencies under this Part 2, VAR will conspicuously place the Restricted Rights Legend set forth at the foregoing paragraph l(c) and the Notice set forth at the foregoing paragraph l(d), in addition to applicable copyright notices, on the labels for media containing software and on the copyright page of the documentation.

     C. VAR will require its Sub-Distributors to use such contract provisions and legends when they grant sublicenses to the U.S. Government or agencies thereof.

     D. In addition, prior to sublicensing pursuant to this Part 2 the VAR shall take all other steps necessary to ensure that the U.S. government or agency thereof obtains only those rights set forth in DFARs 252.227-7013(c)(1)(ii) (if a unit of the Department of Defense), or FAR 52.227-19 (if a government agency other than a unit of the Department of Defense) and is bound by the restrictions set forth in the foregoing Section 2A, including without limitation complying with all notice and marking requirements of the DFARs, the FARs, or other applicable law or regulation necessary to ensure that the government obtains only the rights referred to in such Section 2A.

                              OBJECT DESIGN, INC.
                           INTERNET PRODUCT ADDENDUM
                       TO VALUE ADDED RESELLER AGREEMENT


     Object Design, Inc. ("ODI") and VAR hereby agree that the following additional terms and conditions shall apply to Agreement No. AND032896-01V (the "Agreement"):

1.   DEFINITIONS

     "Internet Applications" are applications that VAR develops using the Internet Tools in accordance with Section 2.1(b) hereof, and that are intended to be accessed and used via the internet.

     "Internet Tools" shall mean the Programs identified on an Order Supplement as ObjectStore ObjectForms and ObjectStore Extended Object Management Suite.

     "Programs" shall include Internet Tools.

     "Runtime Programs" shall include the portions of Internet Tools that are accessible by operation of the Internet Application.

2.   GRANT OF LICENSES

     2.1 ODI hereby grants to VAR, and VAR hereby accepts the following additional non-exclusive and non-transferable licenses, subject to the terms and conditions of the Agreement and this Addendum:

          (a) A license to install the ObjectStore ObjectForms portion of an Internet Tool as a single designated computer which may be operated by a single user at a time; and to install the ObjectStore Extended Object Management Suite portions of an Internet Tool on an internal use network that may be operated by VAR by the number of simultaneous internal users designated in the Order Supplement;

          (b) A license to operate the Internet Tools for the purposes of developing and operating Internet Applications, provided the Internet Applications are structured so that users cannot gain access to individual object code modules of particular routines in the Runtime Program(s), and the Runtime Program(s) shall remain subject to the provisions of this Agreement;

          (c) A license to install an Internet Applications on VAR's single, designated server, which is accessed by third parties via the internet; provided that such third parties shall not access the individual object code modules of particular routines in the Runtime Program(s) that are otherwise accessible by operation of the Internet Application.

     2.2 The rights and licenses granted herein do not grant VAR the right to distribute, sublicense or sell internet Applications to third parties; or to allow third parties to access the Internet Applications by any means other than by way of the internet.

3.   LICENSE FEES FOR INTERNET TOOLS

          For the Internet Tools, VAR shall pay to ODI a nonrefundable license fee and maintenance fee as set forth in an Order Supplement, and in accordance with Sections 5.1 of the Agreement.

4.   WARRANTY FOR INTERNET TOOLS

          For the Internet Tools, the warranty period under Section 6.1 of the Agreement shall be 90 days following delivery of the Internet Tools to VAR.

5.   INDEMNITY FOR INTERNET TOOLS

          For the Internet Tools, VAR's indemnification under Section 11 shall include any third party claims that the Internet Application infringes a third party patent, copyright or intellectual property right.

6.   ENTIRE AGREEMENT

          This Addendum, including the Agreement and Schedules, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understanding relating therein.

     IN WITNESS WHEREOF, the parties hereto executed this Addendum as of the date first above written.

                                    ODI

                                    By: /s/ Kevin F. Colliton
                                        ------------------------------

                                    Title: Controller
                                           ---------------------------


                                    VAR:

                                    By: /s/ Kent Godfrey
                                        ------------------------------

                                    Title: President and CEO
                                           ---------------------------

                                 March 29, 1996

Mr. Kent Godfrey
Andromedia
1756 Lacassie Avenue, Suite 101
Walnut Creek, California 94594

Dear Kent:

     In conjunction with Value Added Reseller agreement number AND032896-01V, ObjectDesign agrees to extend a loan of ObjectStore development software, for a period of not less than three years, comprised of the following components:

        Product Number                               Product Description                               Quantity
-----------------------------    --------------------------------------------------------         ------------------
OS1000DS                         ObjectStore Development Server for Solaris/SPARC                        1
OS1000DC                         ObjectStore Development Client for Solaris/SPARC                        2
OS3100DS                         ObjectStore Development Server for Windows NT                           1
OS3100DC                         ObjectStore Development Client for window NT                            2
OS1010DS                         ObjectStore Development Server for Solaris/Intel                        1
OS1010DC                         ObjectStore Development Client for Solaris/Intel                        2
OS3100XB                         ObjectStore Inspector                                                   1
-                                ObjectForms                                                             1
-                                Extended Object Management Suite                                        1
                                 (Video Manager, Audio Manager, HTML Manager, Java Manager,
                                 Text Manager, Image Manager)

     Prepaid royalties may be exchanged at then-current list pricing for any additional requirements for software beyond the above.

     Your sublicense fees for ObjectStore runtime licenses will be calculated at the royalty rate of 7.5% of the selling price of your Andromedia Activity Accounting Server software product.

     You may distribute up to 50 ObjectStore runtime licenses royalty free in support of your limited term beta or free trial programs. (See Section 2.1 (e) of the VAR agreement.)

     We further agree to provide five days on-site consulting and support services.

     We look forward to becoming a part of your team and successfully meeting your storage and performance requirements.

                                             Best regards,

                                             Derek Marsano
                                             Senior Account Manager

                                 March 28, 1996
Mr. Kent Godfrey
Andromedia
1756 Lacassie Avenue, Suite 101
Walnut Creek, California 94594

Dear Kent:

     Thanks for your telephone call this afternoon. Here for your review are the pertinent details from our conversation:

     1. You will complete a Value Added Reseller (VAR) agreement and commit to Object Design the sum of $100,000 over the next eight months for runtime and development software licenses. Your initial payment of $25,000 will be invoiced on March 29, terms net 30. (See Schedule 1 of the agreement.)

     2. Your sublicense fees for ObjectStore runtime licenses will be calculated at the royalty rate of 7.5% of the selling price of your Andromedia Activity Accounting Server software product. Ordinarily Object Design resellers pay a 15% royalty, and commit $100,000 in runtime sublicense fees in order to obtain a 7.5% royalty level. However, as an incentive to move your business into this quarter, I will apply your development software costs toward your sublicense fee commitment. (See Schedule 2 of the agreement.)

     3. You may distribute ObjectStore runtime licenses royalty free to support those units of Activity Accounting Server that you distribute for no charge. (See Schedule 2 Section C of the agreement.)

     4. You may distribute up to 50 ObjectStore runtime licenses royalty free in support of your limited term beta or free trial programs. (See Section 2.1
(e) of the agreement.)

     5. We will provide you with consulting services as you require. You may purchase consulting at the rate of $1,500 per day. Consulting may be arranged through Frank Broskovetz, Western Region Services Manager, at (708) 413-9700 extension 12. We will provide you with two days of consulting next week at no additional cost. Further, we will enroll you in the Object Design Technical Account Management program as previously discussed. Under this program, we will appoint a Technical Account Manager, produce a project plan, and provide on-site consulting (at our discretion) at no additional cost to you.

     We look forward to becoming a part of your team and successfully meeting your storage and performance requirements. I will call you later this afternoon to further discuss this proposal.

                                           Best regards,

                                           Derek Marsano
                                           Senior Account Manager

               AMENDMENT No. 1 TO VALUE ADDED RESELLER AGREEMENT
               -------------------------------------------------
                               No. AND032926-01V
                               -----------------

     Object Design, Inc.("ODI") and Andromedia, Inc., ("VAR") in consideration of the mutual covenants herein, and in the stated Value Added Reseller Agreement No. AND032896-01V (the "Agreement") contained, hereby agree to amend and renew the Agreement effective this day, December 31, 1998, as follows:

     1. Section 10, Term and Termination: 10.1, delete the last sentence and replace with the following:

          "This Agreement may be renewed for an additional one (1) year period, provided that VAR has met the Guaranteed Fees requirements set forth in Schedule 2, and that the terms and conditions of Schedule 2, Sub-
             ----------                                       ----------
          Section F apply."

     2.   Schedule 2, Add additional Sub-Section as follows:

     "F.      Renewal Period

          In accordance with Section 10.1 hereof, VAR may renew this Agreement for an additional one (1 year period (the "Renewal Period"). For such Renewal Period only, Sub-Sections A, B, C, and D hereof do not apply
                         ----
          and are hereby replaced with this Sub-Section F.

          (1)  Renewal Guaranteed Fees:  An additional $100,000.00 payable upon
                                                  -----------
          execution of an amendment which renews this Agreement.

          (2) Sublicense Fees for Renewal Period. The sublicense fee rate used to calculate sublicense fees under Section 6.2 for this Renewal Period only shall be 6.0%.
          ----

          Sublicense Fees for VAR's licensing of Application Programs directly to its Customers shall be determined by multiplying the sublicense fee rate specified above, times the fees charged by VAR for the licenses granted to Customers for the Application Programs (the "License Fees"). For the purposes of sublicense fee calculation, the minimum License Fee for the Application Program known as "Standard Recorder" shall be $6,895.00, and the minimum License Fee for the Application
                   ---------
          Program known as "Gold Recorder" shall be $15,895.00.
                                                    ----------

          Sublicense fees for the licensing of Application Programs through VAR's Sub-Distributors shall be determined by multiplying the sublicense fee rate specified above, times the net license fees charged by VAR for such licenses granted to Customers through VAR's Sub-Distributors. For licenses granted through VAR's Sub-Distributors the minimum License Fees listed above do not apply.

          Any other Application Program within VAR's product suite which utilizes the Programs shall be subject to the above-listed 6.0% sublicense fee rate."

    Except as set forth in this Amendment, all provisions, conditions and terms of the Agreement shall remain in effect. Should there be any conflict between the provisions, terms and conditions of this Amendment and the provisions, terms and conditions of the Agreement, then the provisions of this Amendment shall prevail.

     This Amendment, and the Agreement (including Schedules), sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understandings relating thereto.

     IN WITNESS WHEREOF, the parties hereto executed this Amendment as of the date above written.

Object Design, Inc.:                   Andromedia, Inc.:

By:                                      By: /s/ James Cohan
    --------------------------               --------------------------

Name:                                 Name: James Cohan
    --------------------------               --------------------------

Title:                                Title: CFO
    --------------------------               --------------------------

                                     -2-